Therapeutic Solutions International Announces the Licensing of Patents to OmniBiome and the Appointment of Iryna Dzieciuch, M.S.

 as Chief Executive Officer of OmniBiome

OCEANSIDE, CA--(Marketwired - Nov 18, 2015) -  Therapeutics Solutions International, Inc., (OTC Markets: TSOI) announced today that the Company has licensed three Patents to OmniBiome, Inc. (“OmniBiome”) a wholly owned subsidiary of Therapeutic Solutions International, Inc. (“TSI”) focused on Fetal-Maternal Health, with the Company’s goal to assist women in the treatment or prevention of pre-term birth and pregnancy complications.

The following patent applications were recently filed by TSI, the subject of recent press releases, and are now licensed to OmniBiome:

Application No. 62/213260 titled “Preventative Methods and Therapeutic or Pharmaceutical Compositions for the Treatment or Prevention of Pregnancy Complications” covers utility of vaccines and various agents to alter pathological conditions in which the maternal immune system induces a process of inflammation that culminates in placental alterations leading to either fetal loss or preterm labor. Press Release of 9/8/2015.

Application No. 62/219020 “Diagnostic Methods For The Assessment Of Pregnancy Complications” a cytokine-based diagnostic kit aimed at stratifying risk of preterm labor and other pregnancy associated complications. Press Release of 9/21/2015.

Application No. 62/232722 “A Medical Device For Reducing The Risk Of Preterm-Labor And Preterm-Birth” covering various medical devices aimed at immune modulating the cervical microenvironment in order to prevent preterm labor. Press Release of 9/29/2015.

“We are very excited to announce today that we have licensed intellectual property to our wholly owned subsidiary OmniBiome. In addition, Iryna Dzieciuch, M.S. has accepted the appointment as CEO of OmniBiome with the vision and motivation to dominate the space of maternal-fetal immunology by leveraging the patents which are the subject of this licensing agreement”, said Timothy Dixon, President and CEO.

“I am honored to join TSI's new subsidiary, OmniBiome Inc. We have assembled an exceptional team of scientists and have created a unique interdisciplinary approach to complications of pregnancy using the intellectual property licensed today” said Iryna Dzieciuch, CEO of OmniBiome, Inc.

“Ms. Dzieciuch played a vital role in the development of the research that led to the filing of these patents under the leadership of the late David Palella who founded OmniBiome Therapeutics, Inc. making Iryna the absolute best candidate to drive forward the attack on pregnancy complications in a multi-level and multi-disciplinary manner” added Mr. Dixon.

About Therapeutic Solutions International, Inc.

The Company's corporate website is www.therapeuticsolutionsint.com. Our new products can be viewed on www.projuvenol.com and products can be ordered at www.youcanordernow.com.

These Supplement products have not been evaluated by the United States Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any diseases.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. To the extent that statements in this press release are not strictly historical, including statements as to product launch timing, revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future collaboration agreements, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

CONTACT INFORMATION

Therapeutic Solutions International, Inc.

ir@tsoimail.com